Exhibit 99.1

Commerce One Reports Second Quarter 2003 Results

PLEASANTON, Calif. - July 23, 2003 - Commerce One (Nasdaq: (CMRC) today announced financial results for the quarter ended June 30, 2003.

Revenues for the current quarter totaled $8.3 million as compared with $27.8 million for the corresponding quarter in 2002 and $13.1 million for the quarter ended March 31, 2003.

The net loss for the current quarter was $6.1 million, or $.20 per share, as compared with a net loss of $62.3 million, or $2.15 per share, for the corresponding quarter ended June 30, 2002, and $29.3 million, or $1.00 per share, for the quarter ended March 31, 2003.

In Q3, the Company announced that it received a $10 million investment from BayStar Capital Management LLC, a private equity fund that invests in leading edge companies in the technology and life sciences industries and successfully renegotiated long-term real estate obligations in six US locations to save approximately $42 million over a period of eight years.

Quarterly Highlights
Commerce One reached the following milestones during the second quarter of 2003:

  Announced that five global companies selected its new Commerce One Conductor™ platform during its first quarter of general availability including Enporion, a gas and electric energy marketplace, and the Architecture Research Center of Information Engineering in China. Four of these were new customers to Commerce One.
  Continued to gain traction with its supplier relationship management solutions including the additions of Hitachi and Korean Aerospace.
  Announced that Hy-Vee, a grocery and drug retailer that operates more than 200 stores in seven midwestern states, is using Commerce One Xpress Messenger™ for Retailers software to bolster the value of its UCCnet implementation.
  Posted an Open Source, royalty-free Web services and SOAP XML Development Kit as part of its ongoing drive to foster the adoption of Web services technology for business.

"We are pleased with the progress we have made in bringing our new composite process management solutions to market in a challenging IT environment, and in further reducing our operating expenses by settling major real estate obligations and continuing our ongoing cost control efforts," said Mark Hoffman, chairman and CEO of Commerce One. "I am encouraged by the fact that our technology is appealing not only to our installed base who is starting to migrate to our new solution, but also to new customers. In Q2, a majority of our Commerce One Conductor transactions were with new customers who saw unique value in our composite process management solution. Our goals are simple - continue to build our customer base for our composite process management solutions through direct and indirect channels and continue to aggressively monitor expenses and cash flow."

Commerce One will conduct a live webcast to discuss its second quarter 2003 results at 2:00 p.m. PST on Wednesday, July 23, 2003. The webcast is accessible on www.commerceone.com/investors .

About Commerce One

From its initial roots in Internet-based software applications to its establishment of the world's largest e-commerce trading network, Commerce One has consistently been at the forefront of delivering advanced technologies that help global businesses collaborate with their partners, customers and suppliers over the Internet. Commerce One has defined many of the open standards and protocols established for business networks today and our global customer base represent leaders in a wide range of industries. The Commerce One Conductor platform and planned industry-specific Process Accelerators represent the leading Composite Process Management solution that enable enterprises to combine and connect features, functionality, data and/or business context from existing applications to create new business functionality.

For more information, go to www.commerceone.com.

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Forward Looking Statements
The foregoing paragraphs include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements concerning the expected growth of sales of the Commerce One Conductor technology and composite process management solutions with existing and new customers, the expected benefits of our cost control measures, and the expected benefits of our technology. The words "believe," "expect," "will" and similar phrases as they relate to Commerce One are also intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, the extent of customer adoption and utilization of our Commerce One Conductor solution, the nature and extent of the market for composite process management solutions, competition in the composite process management market, unexpected expenses, and risks related to general economic global conditions. The information provided in this press release is current as of the date of its publication. Commerce One expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law. For a discussion of these and other risk factors that could affect Commerce One's business, see "Risk Factors" in Commerce One's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

Contact Information:
Annie Vinje
Commerce One Investor Relations
925-520-4075
annie.vinje@commerceone.com

Erin Flanigan
The Horn Group (for Commerce One)
415-905-4005
eflanigan@horngroup.com

Commerce One, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

                                                        Three Months Ended       Six Months Ended
                                                            June 30,               June 30,
                                                      ----------------------  ----------------------
                                                         2003        2002        2003        2002
                                                      ----------  ----------  ----------  ----------
                                                                 (as restated)           (as restated)
Revenues:
  License fees                                       $    1,742  $    7,228  $    3,990  $   15,581
  Services                                                6,559      20,609      17,420      44,011
                                                      ----------  ----------  ----------  ----------
Total revenues                                            8,301      27,837      21,410      59,592
                                                      ----------  ----------  ----------  ----------

Costs and expenses:
  Cost of license fees                                      571       2,327         876     154,621
  Cost of services                                        5,833      19,377      14,691      41,477
  Sales and marketing                                     5,322      20,556      13,234      49,082
  Product development                                     6,577      18,459      17,971      44,311
  General and administrative                              3,402       7,193       5,784      18,098
  Restructuring charges                                  (6,352)     15,865       4,589      15,865
  Amortization of deferred stock compensation               783       3,745       1,831       6,176
  Amortization of intangible assets                         150       3,008         299       6,138
                                                      ----------  ----------  ----------  ----------
Total costs and expenses                                 16,286      90,530      59,275     335,768
                                                      ----------  ----------  ----------  ----------
Loss from operations                                     (7,985)    (62,693)    (37,865)   (276,176)
Interest income and other, net                            1,282         963       2,070       3,542
Provision for income taxes                                 (640)        600        (402)      1,379
                                                      ----------  ----------  ----------  ----------
Net loss                                             $   (6,063) $  (62,330) $  (35,393) $ (274,013)
                                                      ==========  ==========  ==========  ==========

Basic and diluted net loss per share                 $    (0.20) $    (2.15) $    (1.19) $    (9.49)
                                                      ==========  ==========  ==========  ==========
Shares used in calculation of net loss per share         30,076      28,963      29,665      28,860
                                                      ==========  ==========  ==========  ==========

Commerce One, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

                                                                  June 30,     December 31,
                                                                    2003          2002
                                                                ------------  ------------
                                                                (unaudited)
                              ASSETS
Current assets:
   Cash and cash equivalents                                   $     13,981  $     73,753
   Short-term investments                                                --         3,510
   Accounts receivable, net                                           5,138         7,373
   Prepaid expenses and other current assets                          7,134         4,923
                                                                ------------  ------------
       Total current assets                                          26,253        89,559
Restricted cash, cash equivalents, and short-term investments        28,970        35,630
Property and equipment, net                                           5,307         9,761
Other intangible assets, net                                         17,381        18,449
Investments and other assets                                          7,554         6,023
                                                                ------------  ------------
       Total assets                                            $     85,465  $    159,422
                                                                ============  ============

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                            $      3,051  $      3,104
   Accrued compensation and related expenses                          2,924         8,338
   Deferred revenue                                                  17,205        23,546
   Other current liabilities                                         13,816        29,997
                                                                ------------  ------------
       Total current liabilities                                     36,996        64,985
Notes payable                                                        25,000        25,000
Accrued restructuring charges                                         3,128        21,947

Total stockholders' equity                                           20,341        47,490
                                                                ------------  ------------
Total liabilities and stockholders' equity                     $     85,465  $    159,422
                                                                ============  ============